SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

July 7, 2006

Date of Report (date of earliest event reported)

COGNIGEN NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-11730	84-1089377
(State or other jurisdiction	(Commission File No.)	I.R.S. Employer
of incorporation)		(Identification No.)

6405 218th Street, SW, Suite 305, Mountlake Terrace, Washington	98403
(Address of principal executive offices)	(Zip Code)

(425) 329-2300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 7, 2006, we entered into an agreement with Cognigen Business Systems, Inc. (“CBSi”) and Anza Borrego Partners, Inc. (“ABP”) pursuant to which we agreed to purchase two shares of CBSi for $50,000 and ABP agreed to purchase two shares of CBSi for contributing certain assets to CBSi. The assets that ABP agreed to contribute to CBSi include all of the assets which represent the business model for providing broadband service to the Quick Service Industry that includes the pilot installations in San Diego County and other locations that have been identified by ABP. The four shares of CBSi constitute all of the outstanding stock of CBSi.

We also obtained the option until September 7, 2006, to purchase ABP’s two shares upon issuance to ABP of 1,246,028 shares of our restricted common stock. In addition, we will deliver to ABP shares of our restricted common stock as is equal to 5% of the pretax income of CBSi for the fiscal years ending June 30, 2007, 2008 and 2009. The common stock that we deliver to APB will be valued at the average market trading value of the common stock for the previous 20 trading days prior to the end of each fiscal year.

If we exercise the option to purchase the shares as set forth above, we can contribute on a best efforts basis capital to CBSi of a minimum of an additional $300,000, as may be required, and can make an additional loan of $200,000 to CBSi for the debt financing that we are pursuing.

Carl L. Silva, Jr. became the President of CBSi and is to have an employment agreement for 36 months that pays Mr. Silva a salary of $10,000 per month for the first six months and $12,000 per month for the next 30 months to direct all of the administrative, network and marketing operations and sales and marketing activities of CBSi. Upon the exercise of our option, Mr. Silva will report to our Board of Directors and our Chief Executive Officer or President. Mr. Silva will work exclusively for CBSi and will have our vice president for sales and agent operations that will report to Mr. Silva for all matters concerning CBSi.

Prior to the agreement, neither we nor our affiliates had a material relationship to CBSi or ABP.

On the same date, CBSi entered into two agreements to pay the Silva Family Educational Trust and to pay BAC, Inc. each a fee equal to 1% of the monthly gross revenue (net of bad debt) generated by all accounts of CBSi within 45 days after then end of each month.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1. Common Stock Purchase Agreement dated as of July 7, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2006	COGNIGEN NETWORKS, INC.
/s/ Gary L. Cook
Gary L. Cook
Acting President

EXHIBIT INDEX

Exhibit 10.1. Common Stock Purchase Agreement dated as of July 7, 2006